UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On September 25, 2015, IPT Bayport DC LP, IPT Centreport DC LP, IPT Century DC LP, IPT Livermore DC LP, IPT Rialto DC LP, IPT O’Hare DC LLC and IPT Windham IC LLC, each an indirect subsidiary of Industrial Property Trust Inc. (the “Company”) (collectively, the “Borrower”), entered into a secured loan agreement (“TIAA Facility”) with Teachers Insurance and Annuity Association of America (the “Lender”) for an aggregate principal amount of $100.0 million. The TIAA Facility is non-recourse except for (i) standard carve-outs including those relating to environmental matters, intentional misrepresentations by the Borrower, misappropriation of funds, waste, unapplied security deposits, taxes and failure to maintain insurance and (ii) full recourse for voluntary bankruptcy and/or certain involuntary bankruptcy of the Borrower and violation by the Borrower of certain covenants as further described in the loan agreement. The recourse obligations will be guaranteed by Industrial Property Operating Partnership LP (the “Operating Partnership”), the Company’s operating partnership. In connection with the terms of the guaranty, the Operating Partnership is required to maintain certain net worth requirements during the term of the TIAA Facility. The TIAA Facility bears a fixed interest rate of 3.52% per year; requires interest-only monthly payments for the first four years of the loan and monthly payments of principal and interest thereafter (based on a 30-year amortization schedule); and has a contractual maturity of October 1, 2023. Starting on November 1, 2016, the TIAA Facility may be repaid in full prior to maturity, subject to a prepayment premium as further described in the loan agreement. The TIAA Facility may be prepaid without a premium during the last 90 days of the loan term.

The TIAA Facility is cross-collateralized and secured by deeds of trust, assignments of leases and rents, security agreements, fixture filing statements, mortgages and related assignments and security interests in each of the buildings in the O’Hare Distribution Center, Windham Industrial Center, CentrePort Distribution Center, Livermore Distribution Center, Century Distribution Center, Bayport Distribution Center I & II and Rialto Distribution Center (collectively, the “Properties”).

The Lender may exercise certain rights under the loan documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, bankruptcy-related defaults and defaults caused by a failure by the Borrower to perform its obligations under the loan documents or by a breach by the Borrower of its representations and warranties in the loan documents. The loan documents also contain financial covenants, requirements regarding the management of the Properties and maintenance of insurance on the Properties, transfer restrictions and limitations on the incurrence of debt and granting of liens. If an event of default has not been cured and is continuing, the Lender may declare that the principal and any unpaid interest are immediately due and payable.

The Borrower will be required to pay certain fees and expenses to the Lender in connection with the TIAA Facility.

The preceding summary does not purport to be a complete summary of the TIAA Facility, and is qualified in its entirety by reference to the TIAA Facility loan agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement, dated as of September 25, 2015, by and among IPT Bayport DC LP, IPT Centreport DC LP, IPT Century DC LP, IPT Livermore DC LP, IPT Rialto DC LP, IPT O’Hare DC LLC and IPT Windham IC LLC, as Borrower, and Teachers Insurance and Annuity Association of America, as Lender.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those relating to the Company’s obligations under the TIAA Facility) that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain the financial and other covenants under the TIAA Facility and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

September 29, 2015	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement, dated as of September 25, 2015, by and among IPT Bayport DC LP, IPT Centreport DC LP, IPT Century DC LP, IPT Livermore DC LP, IPT Rialto DC LP, IPT O’Hare DC LLC and IPT Windham IC LLC, as Borrower, and Teachers Insurance and Annuity Association of America, as Lender.